                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2)
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
                                CIENA Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                CIENA Corporation
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):

|X| No Fee Required

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. 1.
    Title of each class of securities to which transaction applies:
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    2. Aggregate number of securities to which transaction applies:
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    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1)
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       it was determined):

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration number, or the Form
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Notes:
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




                                     [LOGO]

                                CIENA CORPORATION
                               1201 Winterson Road
                            Linthicum, Maryland 21090

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2001 Annual Meeting of Stockholders of CIENA Corporation will be held at the BWI Marriott, 1743 W. Nursery Road, Baltimore, Maryland, on Monday, March 12, 2001 at 3:00 p.m. for the following purposes:

        1. To elect three Class I directors.

        2. To adopt the Third Amended and Restated CIENA Corporation 1994 Stock Option Plan to increase the number of options authorized for issuance thereunder from 40,100,000 to 46,100,000 and to make certain other changes, including eliminating the ability of the Board of Directors to reprice options granted after January 17, 2001.

        3. To amend the Third Amended and Restated CIENA Corporation 1994 Stock Option Plan (or, if Proposal 2 is not adopted, the existing Second Amended and Restated 1994 Stock Option Plan) to add a provision that will automatically increase the number of shares reserved under the Plan by 0.75% of the issued and outstanding Common Stock of the Corporation on the last day of each fiscal year beginning with 2001 and ending with 2004.

        4. To amend the Corporation's Third Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder from 460,000,000 shares to 980,000,000 shares.

        5. To consider and act upon such other business as may properly come before the meeting.

        Whether or not you expect to attend the meeting, please sign, date and return the enclosed proxy as promptly as possible in the enclosed stamped envelope.

                                      By Order of the Board of Directors

                                      /s/ Michael O. McCarthy III
                                      Michael O. McCarthy III
                                      Secretary

Linthicum, Maryland
February 5, 2001


                                 PROXY STATEMENT

                         Annual Meeting of Stockholders

                                 March 12, 2001

        This Proxy Statement will be furnished on or about February 5, 2001 to stockholders of CIENA Corporation (the "Corporation"), 1201 Winterson Road, Linthicum, Maryland 21090, in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the Annual Meeting of Stockholders. The stockholder giving the proxy has the power to revoke the proxy at any time before it is exercised. Such right of revocation is not limited by or subject to compliance with any formal procedures.

        The Corporation will bear the cost of soliciting proxies. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common Stock, and normal handling charges may be paid for such forwarding service. Officers and other management employees of the Corporation, who will receive no additional compensation for their services, may solicit proxies by mail, personal interview, telephone and telegraph.

        At the close of business on January 11, 2001, there were 287,601,323 shares of the Common Stock of the Corporation outstanding and entitled to vote at the meeting. There were 1,483 record holders as of January 11, 2001 and only stockholders of record on that date will be entitled to vote at the meeting. Each share will have one vote.

                                   PROPOSAL 1

                              Election of Directors

General

The Board of Directors currently consists of eight members. The directors are divided into three classes, each class serving for a staggered three-year term. Class I and Class II each consist of three directors and Class III consists of two directors. Class II, whose term expires in 2002, consists of Ms. O'Brien and Messrs. Smith and Cash; Class III, whose term expires in 2003, consists of Professor Bradley and Mr. Taylor; and Class I, whose term expires at the Annual Meeting, consists of Dr. Nettles, Mr. Dillon and Ms. Fitt. At the Annual Meeting, three directors will be elected to fill positions in Class I. Dr. Nettles, Mr. Dillon and Ms. Fitt are nominees for election at the meeting. Each of the nominees for Class I, if elected, will serve for terms expiring at the 2004 annual meeting of stockholders.

        Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

        The following table presents information concerning persons nominated for election as directors of the Corporation and for those directors whose terms of office will continue after the meeting.

Nominees for Election as a Director for Terms Expiring in 2004

Patrick H. Nettles, Ph.D........Chairman of the Board of Directors since October
                                2000, President of the Corporation from April 1994 through October 2000 and Director and
                                Chief Executive Officer since February 1994.
                                Dr. Nettles, 57, serves as a Trustee for the California Institute of Technology and also serves on the Advisory Board to the President at Georgia Institute of Technology. From 1992 until 1994, Dr. Nettles served as Executive
                                Vice President and Chief Operating Officer of Blyth Holdings Inc., a publicly-held supplier of client/server software. From late 1990 through 1992, Dr. Nettles was President and Chief Executive Officer of Protocol Engines Inc., a development stage enterprise, formed as an outgrowth of Silicon Graphics Inc., and targeted toward very large scale integration based solutions for high-performance computer networking. From 1989 to 1990, Dr. Nettles was Chief Financial Officer of Optilink, a venture start-up that was acquired by DSC Communications. Dr. Nettles received his B.S. degree from the Georgia Institute of Technology and his Ph.D. from the California Institute of Technology.

John R. Dillon..................Director of the Corporation since October 1999.
                                Mr. Dillon, age 59, held positions at The
                                Coca-Cola Company, Scientific Atlanta and Fuqua National prior to joining Cox Communications in 1981. He was instrumental in taking it private in 1985 and merging it with Cox Newspapers to form Cox Enterprises, at which time he was elected Senior Vice President, CFO and a member of the board of directors. At Cox Enterprises, he was responsible for all corporate financial activities as well as planning and business development until his retirement in December 1996. He was a founding member of the partnership board of Sprint PCS and served on the Boards of Teleport Communications Group and Cox Communications.
                                Mr. Dillon holds an M.B.A. from Harvard
                                Business School and a B.E.E. degree from Georgia Institute of Technology, where he was elected to the Academy of Distinguished Engineering Alumni in 1997. He was a founding director of the Georgia Center for Advanced Telecommunications Technology and served on the Georgia Tech National Advisory Board. Mr. Dillon serves on the Audit Committee of the Board of Directors. He is also a director of AirGate PCS.

Lawton W. Fitt..................Director of the Corporation since November 2000.
                                Ms. Fitt, age 47, was elected a partner at Goldman Sachs in 1994 and has been a managing director since 1996. Ms. Fitt has been involved in investment banking and equity underwriting for high-technology companies, including numerous initial public offerings in the Internet, software and communications equipment sectors. Ms. Fitt is currently co-head of Goldman Sachs' European High Technology Investment Banking Group. In addition to chairing the Corporate Financing Committee of the National Association of Securities Dealers, Ms. Fitt serves as a director on the boards of Wink Communications, Inc. and e-Steel Corporation. Ms. Fitt is a trustee of the Darden School Foundation. Ms. Fitt received an A.B. degree in European History from Brown




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




                                University and her M.B.A degree from the Darden School of the University of Virginia. Ms. Fitt serves on the Audit Committee of the Board of Directors.

Directors Continuing in Office

Stephen P. Bradley, Ph.D........Director of the Corporation since April 1998.
                                Professor Bradley is a William Ziegler Professor of Business Administration and the Chairman of the Program for Management Development at the Harvard Business School. A member of the Harvard faculty since 1968, Professor Bradley is also Chairman of Harvard's Executive Program in Competition and Strategy and teaches in Harvard's Delivering Information Services program. Professor Bradley has written extensively on the telecommunications industry and the impact of technology on competitive strategy. Professor Bradley received his B.E. degree in Electrical Engineering from Yale University in 1963 and his M.S. degree and Ph.D. in Operations Research from the University of California, Berkeley, in 1965 and 1968 respectively. Professor Bradley serves on the Audit Committee of the Board of Directors. Professor Bradley's term as Director expires in 2003.

Gerald H. Taylor................Director of the Corporation since January 2000.
                                Mr. Taylor, age 59, has been a private
                                consultant and investor in the
                                telecommunications industry since November 1998. He served as Chief Executive Officer of MCI Communications from November 1996 to November 1998 and was President and Chief Operating Officer from July 1994 to November 1996. Mr. Taylor was a member of the Board of Directors of MCI WorldCom Inc. from 1998 to 1999. He currently serves on the Board of Lafarge Corporation. Mr. Taylor was Chief Operating Officer of MCI from April 1993 to November 1996. He joined MCI in 1969 as its sixth employee and was integrally involved in building MCI through key roles held in operations, sales and marketing. Mr. Taylor received a B.S. in physics from San Francisco State University.
                                Mr. Taylor serves on the Human Resources
                                Committee of the Board of Directors.  Mr.
                                Taylor's term as Director expires in 2003.

Judith M. O'Brien...............Director of the Corporation since July 2000.
                                Since 1984, Ms. O'Brien, 50, has been a partner with Wilson Sonsini Goodrich & Rosati, where she specializes in corporate finance, mergers and acquisitions and general corporate matters. In July 1993, Ms. O'Brien was named as one of the top 25 lawyers under 45 in California by the California Law Business, and in 1997 she was named one of the top five women attorneys in Northern California by the California Lawyer as well as one of the leading women securities lawyers by The Recorder. In April 2000, she was named one of the top twelve Dealmakers of the Year for 1999 by American Lawyer magazine. Ms. O'Brien received her B.A. from Smith College and her law degree from UCLA. Ms. O'Brien serves on the Human Resources Committee of the Board of Directors. Ms. O'Brien's term as Director expires in 2002.

Gary B. Smith  .................President, Chief Operating Officer and Director
                                since October 2000 and Senior Vice President, Chief Operating Officer from August 1999 to October 2000. Mr. Smith, age 40, served as Senior Vice President Worldwide Sales from

                                September 1998 to August 1999, and was
                                previously Vice President of International Sales since joining the Company in November 1997. From June 1995 to October 1997, Mr. Smith served as Vice President, Sales and Marketing for Intelsat and from August 1991 to May 1995, Mr. Smith served as Vice President of Sales and Marketing for Cray Communications, Inc. Mr. Smith received an M.B.A. from Ashridge Management College, U.K. Mr. Smith's term as Director expires in 2002.

Harvey B. Cash..................Director of the Corporation since April 1994.
                                Mr. Cash, age 61, is a general partner of InterWest Partners, a venture capital firm in Menlo Park, California that he joined in 1985. Mr. Cash serves on the board of directors of Liberte, Inc., Panja Corporation, and i2 Technologies Inc.. He is also an advisor to Austin Ventures. Mr. Cash received a B.S. degree in Electrical Engineering from Texas A&M University and an M.B.A. degree from Western Michigan University. Mr. Cash served on the board of directors of Benchmarq Microelectronics from 1990 to 1999, and on the board of directors of Aurora Electronics, Inc. from 1991 to 1999. Mr. Cash serves on the Human Resources Committee of the Board of Directors. Mr. Cash's term as Director expires in 2002.

                      Board and Board Committee Information

Board Committees

        The current committees of the Board of Directors each consist entirely of non-employee directors. The Corporation's Audit Committee makes recommendations concerning the engagement of independent public accountants, discusses the plans and reviews results of the audit engagement with the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and discusses the adequacy of the Corporation's internal accounting controls. Professor Bradley, Mr. Dillon and Ms. Fitt are the members of the Audit Committee. Michael Zak was a member of the Audit Committee until his resignation from the Board of Directors in July 2000. Ms. O'Brien was a member of the Audit Committee from August 2000 until December 2000. The Corporation's Human Resources Committee determines compensation for the Corporation's executive officers and administers the Corporation's 1999 Non-Officer Stock Option Plan (the "Non-Officer Plan"), the Amended and Restated 1994 Stock Option Plan (the "1994 Plan"), the Second Amended and Restated 1994 Stock Option Plan, the 1996 Outside Directors Stock Option Plan and the 1999 Employee Stock Purchase Plan. Ms. O'Brien and Messrs. Cash and Taylor are the members of the Human Resources Committee. Mr. Zak was a member of the Human Resources Committee until his resignation from the Board of Directors in July 2000. Mr. Dillon was a member of the Human Resources Committee from May 2000 until December 2000.

        During fiscal 2000, the Board of Directors held 16 meetings, the Audit Committee held 4 meetings and the Human Resources Committee held 7 meetings. Each director of the Corporation attended 75% or more of all Board of Director meetings and 75% or more of all meetings of each committee on which he or she served, except for Director Cash who only attended 57% of the meetings of the Human Resources Committee. Ms. Fitt was elected to the Board of Directors in November 2000 and attended 75% or more of all Board of Director meetings and 75% or more of all meetings of each committee on which she served during her term. Ms. O'Brien was elected to the Board of Directors in July 2000 and attended 75% or more of all Board of Director meetings and 75% or more of all meetings of each committee on which she served during her term.

Directors' Fees

        Members of the Board of Directors receive $2,500 for participation in each regular meeting of the Board of Directors and $1,250 for each committee meeting. The

Corporation also reimburses each member of the Board of Directors for out-of-pocket expenses incurred in connection with attendance at meetings. Under the Corporation's 1996 Outside Directors Stock Option Plan (the "Directors Plan"), non-employee Directors are eligible to receive stock options in consideration for their services. The Directors Plan provides that each non-employee Director will receive an option grant for 60,000 shares of Common Stock upon joining the Board of Directors and an annual option grant for 20,000 shares of Common Stock thereafter. Directors who have not served for at least twelve months as of the date immediately following the date of the last annual meeting will receive a pro-rata annual option grant. The exercise price of options granted under the Directors Plan will be equal in all cases to the fair market value of the Common Stock on the date of grant. Initial grants under the Directors Plan vest over a period of three years and annual grants vest in full on the first anniversary of the date of grant. Options generally must be exercised within ten years.

        At the annual meeting held on March 16, 2000, each of Professor Bradley and Messrs. Cash, and Zak, non-employee Directors, received an annual option grant under the Directors Plan for 20,000 shares of Common Stock, with an exercise price of $12.532 per share and Directors Dillon and Taylor received a pro-rata annual option grant under the Directors Plan for 6,666 shares of Common Stock and 3,333 shares of Common Stock, respectively. Mr. Taylor received an initial option grant for 60,000 shares of Common Stock on January 5, 2000 when he was first appointed to the Board of Directors, with an exercise price of $24.88 per share. Ms. O'Brien received an initial option grant for 60,000 shares of Common Stock on July 18, 2000 when she was first appointed to the Board of Directors, with an exercise price of $78.469 per share. Ms. Fitt received an initial option grant for 60,000 shares of Common Stock on November 2, 2000 when she was first appointed to the Board of Directors, with an exercise price of $106.438 per share. The option grants reflect the Company's two-for-one stock split on September 18, 2000, pursuant to which the number of shares for option grants were doubled and the exercise price was halved.

                      Beneficial Ownership of Common Stock

        The following table sets forth certain information as of October 31, 2000, unless otherwise specified, with respect to the beneficial ownership of the Corporation's Common Stock by each person who is known to the Corporation to have beneficial ownership of more than 5% of the outstanding shares of Common Stock, each director, each named executive officer (as defined below), and all directors and executive officers of the Corporation as a group.



                                                            Amount and Nature of
Name of Beneficial Owner                                   Beneficial Ownership(1)   Percent of Class
----------------------                                     -----------------------   ----------------

Patrick H. Nettles, Ph.D. (2)(3)                                   6,905,967               2.40%
Gary B. Smith (2)                                                    389,195                 *
Mark Cummings(2)                                                     235,167                 *
Steve W. Chaddick(2)                                               1,004,625                 *
Joseph R. Chinnici(2)                                                355,200                 *
Stephen P. Bradley, Ph.D.(2)                                         100,000                 *
Harvey B. Cash(2)(4)                                                 485,410                 *
John R. Dillon(2)                                                     20,200                 *
Gerald H. Taylor(2)                                                        0                 *
Judith M. O'Brien(6)                                                   8,166                 *
Lawton W. Fitt(5)                                                          0                 *
All officers and directors as a group (20 persons)(2)             10,451,497               3.60%
----------

* Represents less than 1%.

(1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission ("SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after October 31, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes shares issuable upon exercise of stock options granted under the 1994 Plan or the Directors Plan. Options granted under the 1994 Plan that are reflected in the beneficial ownership table are generally exercisable immediately but may be subject to a right of repurchase based on a scheduled vesting period. Generally, shares underlying options vest over four years and options must be exercised within ten years. Initial grants of options under the Directors Plan vest over a period of three years, annual grants vest in full on the first anniversary date of the grant and options must be exercised within ten years of the date of grant.

(3) Does not include 350,000 shares held by the Patrick H. and Marion S. Nettles Charitable Trust and 350,000 shares held by The Patrick and Selma Nettles Charitable Remainder Unitary Trust FBO Caltech. Dr. Nettles disclaims beneficial ownership of the shares held by each of these trusts.

(4) Includes 441,486 shares of Common Stock owned by InterWest Partners VI, L.P., which Mr. Cash may be deemed to beneficially own by virtue of his status as a Managing Director of InterWest Management Partners VI, LLC, which is the general partner of InterWest Partners VI, L.P., and 13,924 shares owned by InterWest Investors VI, L.P., which Mr. Cash may be deemed to beneficially own by virtue of his status as a Managing Director of InterWest Management Partners VI, LLC, which is the general partner of InterWest Investors VI, L.P. Mr. Cash disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interest therein. Mr. Cash has direct ownership of 172,500 shares of Common Stock, including 145,000 shares owned by the Harvey B. Cash self-directed IRA and 2,572 shares owned by InterWest Management Profit Sharing Retirement Plan FBO Harvey B. Cash.

(5) Ms. Fitt joined the board on November 2, 2000. She received a grant of 60,000 options upon joining the board.

(6) Ms. O'Brien joined the board on July 18, 2000. She received a grant of 30,000 options upon joining the board. Following the two-for-one stock split of the Corporation, which became effective on September 18, 2000, she now holds a total of 60,000 options.


                                  Compensation

Summary Compensation Table

        The following table sets forth the annual and long-term compensation for services in all capacities to the Corporation for the fiscal years ended October 31, 2000, 1999 and 1998 of the Chief Executive Officer and the Named Executive
Officers:



                                                                           Long-Term
                                              Annual Compensation        Compensation
                                         -----------------------------   ------------
                                                                          Securities
                                                                          Underlying      All Other
                                         Year     Salary       Bonus        Options     Compensation(1)
                                         ----     ------       -----        -------     --------------

Patrick H. Nettles, Ph.D                 2000    $560,079    $550,000       262,500          $2,411
Chief Executive Officer                  1999     348,077     362,500       200,000           2,740
                                         1998     300,000     150,000                         5,480

Gary B. Smith                            2000    $325,000    $243,750       292,500           $561
President and                            1999     277,404     215,625       395,000            199
Chief Operating Officer                  1998     160,000      90,000       100,000            199



Mark Cummings                            2000    $250,000    $125,000        60,000           $997
Senior Vice President, Operations        1999     229,808     115,625        80,000            184
                                         1998     225,000      56,250                          184

Steve W. Chaddick                        2000     250,000    $125,000       205,000           $858
Senior Vice President,                   1999     229,808     115,625       210,000            348
Systems and Technology                   1998     225,000      56,250                          348

Joseph R. Chinnici                       2000     250,000    $125,000       105,000           $898
Senior Vice President, Finance and       1999     229,808     115,625       110,000            170
Chief Financial Officer                  1998     225,000      56,250                          170

(1) The Corporation's life insurance plan provides each employee with life insurance coverage equal to two times the employee's annual salary and bonus, up to a maximum of $500,000. These amounts represent life insurance premiums paid by the Corporation on behalf of the Chief Executive Officer and the Named Executive Officers in order to provide additional coverage equal to the difference between $500,000 and twice the individual's annual salary and bonus.

Option Grants in Last Fiscal Year

        The following table provides the specified information concerning options granted to the Named Executive Officers for the fiscal year ended October 31, 2000:



                               Number of    Percent of
                              Securities   Total Options                                   Potential Realizable Value at
                              Underlying    Granted to      Exercise or                        Assumed Annual Rates of
                                Options    Employees In     Base Price                      Stock Price Appreciation for
                              Granted(1)    Fiscal 2000   (Per Share)(2)  Expiration Date           Option Term (3)
                              ----------   -------------  --------------  ---------------  -----------------------------

                                                                                                  5%            10%
                                                                                                -----          -----

Patrick H. Nettles, Ph.D       262,500         2.09%        $ 130.00         10/18/10       $21,461,029     $54,386,461

Gary B. Smith                  292,500         2.33%          130.00         10/18/10        23,913,718      60,602,057

Mark Cummings                   60,000         0.48%          130.00         10/18/10         4,905,378      12,431,191

Steve W. Chaddick              100,000         0.80%           33.41         01/17/10         2,100,917       5,324,136
                               105,000         0.84%          130.00         10/18/10         8,484,412      21,754,584

Joseph R. Chinnici             105,000         0.84%          130.00         10/18/10         8,584,411      21,754,584



(1) Options vest and become exercisable 25% on the last day of the month in which the first anniversary of the grant occurs and 2.084% per month thereafter. As of October 31, 2000, none of these options were vested.

(2) Options were granted having exercise prices at fair market value on the date of grant.

(3) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price appreciation of 5% and 10% from the date of grant to the date of expiration of such options. These assumptions are not intended to forecast future appreciation of the Corporation's stock price. The Corporation's stock price may increase or decrease in value over the time period set forth above.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

        The following table provides the specified information concerning option exercises in the last fiscal year and unexercised options held as of October 31, 2000 by the Named Executive Officers:



                                Shares                     Number of Securities Underlying    Value of Unexercised in-the-
                              Acquired on                       Unexercised Options at              Money Options at
                               Exercise    Value Realized        October 31, 2000(1)               October 31, 2000(2)
                              -----------  --------------  -------------------------------    ----------------------------
                                                            Exercisable    Unexercisable      Exercisable    Unexercisable
                                                            -----------    -------------      -----------    -------------


Patrick H. Nettles, Ph.D              -     $          -     1,750,000       462,500          $178,237,500     $17,618,700
Gary B. Smith                   164,896        9,944,015         8,646       613,958               789,641      28,818,687
Mark Cummings                   161,000       10,741,708       202,750       126,250            20,639,057       5,937,253
Steve W. Chaddick               240,000       23,895,403       873,333       374,167            88,675,270      21,874,072
Joseph R. Chinnici              212,800       17,255,880       291,450       201,250            29,935,717       8,580,058


(1) All options prior to Fiscal 1998 are exercisable at the date of grant, but shares purchased upon exercise of options are subject to repurchase by the Corporation based upon a scheduled vesting period. Of the shares underlying options 1,750,000, 8,646, 202,750, 795,208, and 249,159 of the shares underlying options held by Dr. Nettles and Messrs. Smith, Cummings, Chaddick, and Chinnici respectively, are vested.

(2) Calculated on the basis of the fair market value of the underlying Common Stock as of October 28, 2000 of $103.00 per share, less the aggregate exercise price. The value of vested in-the-money options held by Dr. Nettles and Messrs. Smith, Cummings, Chaddick, and Chinnici is $178,237,500, $789,641, $20,639,057, $80,718,238 and $25,628,378,
        respectively.

Employment Agreements and Change-in-Control Arrangements

        In April 1994, the Corporation entered into an employment agreement with Dr. Nettles. The employment agreement specifies that Dr. Nettles is an employee at will. In the event that he is terminated for cause, as defined in the employment agreement, he will receive a severance payment equal to his monthly base salary until the earlier of the expiration of six months or the commencement of employment with a person or entity other than the Corporation.

        In November 1998, the Corporation entered into transfer of control/severance agreements with Dr. Nettles, and Messrs. Smith, Cummings, Chaddick and Chinnici. The initial term of each of these agreements is three years. The agreements provide for the payment of up to one year of salary and bonus continuation in the event that the Named Executive Officer's employment is terminated without cause or for "good reason," as defined in the agreements, within one year following a change-in-control of the Corporation.

        In August 1999, the Corporation entered into an employment agreement with Mr. Smith. The employment agreement provides for payment of an incentive bonus of $3,000,000 to Mr. Smith upon the earlier of: (i) his termination without cause or for "good reason," as defined in the agreement, following a transfer of control, or (ii) on August 18, 2002. In the event that Mr. Smith elects to terminate his employment for "good reason" as defined in the agreement, or he is terminated for any reason other than for cause, he will receive a pro-rata portion of the incentive bonus.

           Human Resources Committee Report on Executive Compensation

        The Human Resources Committee of the Board of Directors (the "Committee") in fiscal 2000 consisted of Messrs. Cash and Taylor and Ms. O'Brien, none of whom are employees or officers of the Corporation. Mr. Zak was a member of the Committee until his resignation from the Board of Directors in July of 2000. Mr. Dillon was a member of the Committee from May of 2000 until December of 2000, Mr. Taylor was elected to the Committee in March of 2000 and Ms. O'Brien was elected to the Committee in August of 2000. The Committee advises and assists management in developing the Corporation's compensation and personnel policies, and provides Board oversight of their implementation. The Committee endeavors to meet no less than four times per year to review issues associated with compensation, human resources policies, personnel recruitment and retention and to consider, amend, or approve quarterly objectives for the Corporation, as recommended by the Corporation's Chief Executive Officer.

        The Committee has adopted a performance-based compensation policy for executive officers that considers both the long and short term. These two components are linked in a way intended to focus management on increasing the strength of the business and its ability to serve important customers with leading, high-value products, while building the organization in a deliberate, thoughtful way. The Committee believes that this policy will increase stockholder value over the long term. On at least an annual basis, the Committee approves the Corporation's compensation package for executive officers, which includes a combination of annual base salary and benefits, performance-based quarterly bonuses, and long-term compensation consisting of stock options. Annual base salaries are established following an assessment by the Committee of market survey data for comparable positions in comparable companies compiled by an independent compensation consultant. The Committee's goal is to set the Corporation's total compensation for various positions at levels that are generally comparable to the averages indicated by the market survey data. Because of the competitive nature and projected growth of the optical networking industry, the Committee typically targets between the fiftieth and the seventy-fifth percentile of these surveys in setting compensation. In setting compensation the Committee takes into account regional and national data, together with the skills and performance of the individual and the needs of the Corporation. Quarterly bonus payments to members of management are awarded following assessment by the Committee of the success of the Corporation in achieving its revenue and income objectives.

        Annual base salaries for members of management, including Dr. Patrick H. Nettles, the Chief Executive Officer of the Corporation, are reassessed and reset annually and were most recently reassessed and reset for fiscal 2001 in accordance with the foregoing policy in October 2000. The Committee also determined that the Corporation's quarterly corporate objectives were met or otherwise satisfied during each of the four fiscal quarters of fiscal 2000, and bonuses were paid accordingly at the conclusion of each quarter during fiscal 2000. Management participates, along with all other employees, in the Corporation's annual grant of stock options to employees. In addition, consistent with the Corporation's policy, members of management who were promoted during fiscal 2000 received an additional grant of stock options at the time of their promotion. The annual grant of stock options to Company employees and management was first implemented in November 1998.

        With respect to the compensation of Dr. Nettles for the fiscal year ended October 31, 2000, the Committee recognized his unique role and responsibility as Chief Executive Officer of the Corporation and formerly as President and Chief Executive Officer, but otherwise considered no factors or criteria different from those applied to members of management generally. Mr. Nettles' incentive compensation for fiscal 2000 was payable based upon the success of the Corporation in achieving certain quarterly revenue and income objectives that were set by the Committee in advance of each fiscal quarter. If the Company met or exceeded these criteria in a fiscal quarter, Dr. Nettles would receive a bonus of 25% of his base salary. If the Company did not meet the objectives set for a fiscal quarter, Dr. Nettles would not receive a bonus for that quarter. Because these criteria were met or exceeded in each of the four quarters during fiscal 2000, the full bonus amounts, equal to 100% of Dr. Nettles' base salary, was paid to Dr. Nettles in fiscal 2000. Dr. Nettles was also awarded stock options in the Corporation's annual grant based upon market survey data. The Committee targeted between the fiftieth and the seventy-fifth percentile of this survey in setting Dr. Nettles' annual option grant.

        For fiscal 2001, the Committee will again establish quarterly corporate objectives. If the Committee determines that the corporate objectives have been met or otherwise satisfied in each of the four fiscal quarters, the bonus payments for the executive officers of the Company, which will be paid quarterly on an equal pro rata basis, will equal, in the aggregate, up to 50% or 100% of an executive's base salary, with the exact percentage based on the particular officer's title and responsibilities as viewed by the Committee. Only the Chief Executive Officer, the President and

Chief Operating Officer and the Sr. Vice President of Worldwide sales are eligible for a bonus of up to 100% of base salary in fiscal 2001.

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of the five most highly compensated executive officers. "Performance-based" compensation that has been approved by stockholders, however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). The Board of Directors has approved the adoption of the CIENA Corporation Third Amended and Restated 1994 Stock Option Plan (the "Third Amended and Restated Plan"), which is structured to qualify as "performance-based," and is submitting that plan for shareholder approval at this Annual Meeting. In addition, all of the members of the Human Resources Committee qualify as "outside directors." Accordingly compensation awarded by the Committee to the Corporation's five most highly compensated executive officers under the Third Amended and Restated Plan is intended to be deductible under Section 162(m). The Human Resources Committee thus intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the requirements of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of CIENA.

        Submitted by the members of the Human Resources Committee:
                                    Judith O'Brien (Chairman)
                                    Harvey B. Cash
                                    Gerald Taylor


Compensation Committee Interlocks and Insider Participation

        The Human Resources Committee of the Board of Directors, which serves the traditional functions of a compensation committee, consists of Harvey B. Cash, Gerald H. Taylor and Judith M. O'Brien. None of Messrs. Cash and Taylor and Ms. O'Brien was at any time during the fiscal year ended October 31, 2000, or at any other time, an officer or employee of the Corporation. No member of the Human Resources Committee of the Corporation serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Corporation's Board of Directors or Human Resources Committee.

                             Audit Committee Report

        The Audit Committee of the Board of Directors (the "Audit Committee") consists of Mr. Dillon, Ms. Fitt and Professor Bradley, all of whom meet the independence and experience requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee's responsibilities are as described in a written Charter adopted by the Board, which is attached as Appendix 2 to this Proxy Statement. Mr. Zak was a member of the Audit Committee until his resignation from the Board of Directors in July 2000. Ms. O'Brien was a member of the Audit Committee from August 2000 until December 2000. Ms. Fitt was elected to the Audit Committee in November 2000.

        The Audit Committee has reviewed and discussed the Corporation's audited financial statements for the fiscal year ended October 31, 2000 with management and with the Corporation's independent auditors, PricewaterhouseCoopers LLP. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP their independence. Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended October 31, 2000 be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended October 31, 2000 for filing with the Securities and Exchange Commission.

                Submitted by the members of the Audit Committee:
                            John R. Dillon (Chairman)
                                 Lawton W. Fitt
                            Stephen P. Bradley, Ph.D.

                   Shareholder Return Performance Presentation



        The following graph shows a comparison of cumulative total returns for an investment in the Common Stock of the Corporation, the NASDAQ Telecommunications Index and the S&P 500 Index. Although the SEC requires the Corporation to present such a graph for a five-year period, the Common Stock has been publicly traded only since February 7, 1997 and, as a result, the following graph commences as of such date. This graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act of 1934, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the 1934 Act.



  [The following table was depicted as a line graph in the printed material.]
                 NASDAQ Telecom Index      S&P 500      CIENA Common Stock
                 --------------------      -------      ------------------

        02/07/97       100.00               100.00           $100.00
        04/30/97        93.69               101.95           $ 84.46
        07/31/97       120.28               122.01           $151.69
        10/31/97       134.75               117.52           $148.65
        01/30/98       151.57               126.51           $148.82
        04/30/98       178.34               144.16           $150.68
        07/31/98       198.92               145.93           $200.17
        10/30/98       185.05               143.47           $ 46.45
        01/29/99       271.67               168.23           $ 54.56
        04/30/99       314.71               175.56           $ 63.51
        07/30/99       305.82               175.39           $ 91.22
        10/29/99       339.15               180.52           $ 95.27
        01/31/00       415.84               185.49           $177.37
        05/01/00       372.20               195.97           $378.55
        07/31/00       311.52               191.68           $384.12
        10/27/00       232.52               185.60           $564.19

        Assumes $100 invested in CIENA Corporation, NASDAQ Telecom Index and S&P 500 on February 7, 1997, with all dividends reinvested at month-end.

                                   PROPOSAL 2

Adoption of CIENA Corporation Third Amended and Restated 1994 Stock Option Plan to Increase the Number of Options Authorized for Issuance Thereunder from 40,100,000 to 46,100,000 and to Make Certain Other Changes, Including Eliminating the Ability of the Board of Directors to Reprice Options Granted
                            after January 17, 2001.

General

        The CIENA Corporation Amended and Restated 1994 Stock Option Plan (the "1994 Plan"), first effective in 1994, is designed to attract, retain and reward persons providing services to CIENA, and to motivate these persons to contribute to the growth and profits of CIENA in the future. In 1998, the Board of Directors approved an amendment and restatement of the 1994 Plan, resulting in the CIENA Corporation Second Amended and Restated 1994 Stock Option Plan (the "Second Amended and Restated Plan"). The Board of Directors has considered and approved an amendment and restatement of the Second Amended and Restated Plan, which will be known as the CIENA Corporation Third Amended and Restated 1994 Stock Option Plan (the "Third Amended and Restated Plan"). The Board of Directors is proposing the Third Amended and Restated Plan for stockholder approval.

        The Third Amended and Restated Plan is different from the Second Amended and Restated Plan in the following ways:

  - The number of authorized shares reserved for issuance pursuant to stock options under the Third Amended and Restated Plan has been increased to forty-six million one hundred thousand (46,100,000) shares. This is an increase of 6,000,000 shares over the number of shares reserved for issuance under the Second Amended and Restated Plan;

  - Grants under the Third Amended and Restated Plan are limited to a maximum of two million (2,000,000) shares per calendar year per person. The Second Amended and Restated Plan did not have this type of limit on grants to individuals in a calendar year;

  - The Third Amended and Restated Plan provides that non-qualified stock options must have an exercise price equal to no less than one hundred percent (100%) of the value of the Common Stock on the date the options are granted;

  - The Third Amended and Restated Plan provides that options granted under the plan on or after January 17, 2001 may not, without prior shareholder approval, be repriced to lower the option exercise prices, or be replaced by options with lower exercise prices; and

  - A provision has been added to the Third Amended and Restated Plan to clarify that, in addition to the standard credit of twelve (12) full months of accelerated vesting upon a Transfer of Control currently provided for in the Second Amended and Restated Plan, the Board has the authority to provide in an option agreement for an additional credit of accelerated vesting of the option upon a Transfer of Control.

        At January 11, 2001, there were 4,774,493 shares of Common Stock available for grant under the Second Amended and Restated Plan. On January 11, 2001, the closing price of CIENA's Common Stock was $83.50 per share. Because participation and the types of options granted under the Third Amended and Restated Plan are subject to the discretion of the Committee, the benefits or amounts that will be received by any participant or groups of participants if the Third Amended and Restated Plan is approved are not currently determinable. As of January 11, 2001, there were approximately 14 executive officers, 3,228 employees and 6 non-employee directors of CIENA and our subsidiaries who were eligible to participate in the Second Amended and Restated Plan.

        The Board of Directors has directed that the Third Amended and Restated Plan be submitted to the stockholders for their approval.


Summary of the Third Amended and Restated 1994 Stock Option Plan

        The following summary of the Third Amended and Restated Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Third Amended and Restated Plan, which is attached hereto as Appendix 1 and is incorporated herein by reference.

Administration

        The Human Resources Committee of the Board of Directors (the "Committee") administers the Third Amended and Restated Plan.

Eligibility

        Options may be granted only to employees (including officers) and directors of CIENA or any subsidiary of CIENA or to individuals who are rendering services as consultants, advisors, or other independent contractors to CIENA or any subsidiary of CIENA.

Stock Subject to the Third Amended and Restated Plan

        The aggregate grants made since the 1994 Plan was originally adopted have used up most of the shares initially authorized for grants under the 1994 Plan. As of January 11, 2001, there are currently only 4,774,493 shares of Common Stock available for grant under the Second Amended and Restated Plan. The Third Amended and Restated Plan increases the shares of Common Stock reserved for issuance to forty-six million one hundred thousand (46,100,000) shares.

Section 162(m) of the Internal Revenue Code

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), if the optionee is one of certain specified executive officers, then, unless certain exceptions apply, the employer is not entitled to deduct compensation with respect to the optionee, including compensation related to the exercise of stock options, to the extent such compensation in the aggregate exceeds $1,000,000 for the taxable year. The options granted under the Third Amended and Restated Plan are intended to comply with the exception to Section 162(m) for "performance-based" compensation. To be eligible for the performance-based exception, Section 162(m) requires that option plans such as the Third Amended and Restated Plan must provide the maximum number of options that can be granted to the specified executive officers. The Third Amended and Restated Plan provides that options covering up to two million shares (2,000,000) shares may be granted to any optionee under the plan during a calendar year.

Adjustments

        Each of the limits described above relating to the number of shares of Common Stock available for grant under the Third Amended and Restated Plan is subject to adjustment for stock dividends, splits and other similar events. In addition, if any outstanding option for any reason expires or is terminated or canceled and/or shares of Common Stock subject to repurchase are repurchased by CIENA, the shares allocable to the unexercised portion of such option or such repurchased shares may again be subject to an option under the Third Amended and Restated Plan.

Stock Option Terms

        The Third Amended and Restated Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Code and options that do not qualify as incentive stock options. The exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant. To qualify as incentive stock options, options must meet certain federal tax requirements, including limits on the value of shares subject to incentive stock options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

        The term of each option will be fixed by the Committee and may not exceed 10 years from the date of grant. In general, the options granted under the Third Amended and Restated Plan will vest in the amount of 25% of the covered shares on the last day of the month in which the first anniversary of the date of grant occurs and a rate of 2.084% of the covered shares per month thereafter. In general, vested options are exercisable for thirty days following termination of the optionee's employment for a reason other than death or disability. Vested options are exercisable for a period of twelve months following a termination for death or disability. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Committee.

        Upon exercise of options, the option exercise price must be paid in full either in cash or cash equivalents or by delivery of Common Stock already owned and held by the optionee for at least six months. If the Committee so permits, the exercise price may also be delivered to CIENA by a broker pursuant to irrevocable instructions to the broker from the optionee.

General Provisions

        Transfer of Control. Each option granted under the Third Amended and Restated Plan will be credited, as of the proposed effective date of a Transfer of Control, and if the optionee is still employed by CIENA on the date such Transfer of Control is consummated, with the longer of (a) twelve (12) full months of additional vesting of the shares subject to the option or (b) the number of months of additional vesting of the shares subject to the option as may be designated by the Board and set forth in the notice of grant on the date that the option was granted. If the successor entity does not assume the outstanding options or arrange for the substitution for outstanding options of new options covering the stock of the successor entity, all outstanding options will be fully exercisable thirty (30) days before the Transfer of Control and shall terminate immediately after the Transfer of Control.

        Amendments and Termination. The Board of Directors may at any time amend or discontinue the Third Amended and Restated Plan and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under an outstanding award without the holder's consent. Further, plan amendments may be subject to approval by our stockholders if and to the extent required by the Code to preserve the qualified status of incentive stock options and options granted under the Plan on or after January 17, 2001 may not, without the approval of the Corporation's stockholders, be repriced to lower the exercise prices of the options, or be replaced by options with a lower exercise price.

        Adjustments for Stock Dividends and Similar Events. The Committee will make appropriate adjustments in outstanding awards to reflect Common Stock dividends, splits and similar events. In the event a majority of the shares which are of the same class as the shares that are subject to outstanding options are exchanged for, converted into, or otherwise become shares of another corporation (the "New Shares"), CIENA may unilaterally amend the outstanding options to provide that such options are exercisable for New Shares. In the event of any such amendment, the number of shares and the exercise price of the outstanding options will be adjusted in a fair and equitable manner.

Federal Income Tax Consequences

        Incentive stock options. The grant of an incentive stock option will not be a taxable event for the optionee or CIENA. An optionee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). CIENA will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

        For the exercise of an option to qualify for the foregoing tax treatment, the optionee generally must be an employee of CIENA or a subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled, the three-month period for exercise following termination of employment is extended to one year. In the case of an employee who dies, both the time for exercising incentive stock options after termination of employment and the holding period for Common Stock received pursuant to the exercise of the option are waived.

        If all of the foregoing requirements are met except the holding period requirement mentioned above, the optionee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The employer corporation will be allowed a business expense deduction to the extent the optionee recognizes ordinary income subject to Section 162(m) of the Code summarized below.

        If an optionee exercises an incentive stock option by tendering Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive stock option and had not satisfied the holding period requirement summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received pursuant to the exercise of an incentive stock option (or another statutory option) as to which the optionee had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares.

        If, pursuant to an option agreement, CIENA withholds shares in payment of the option price for incentive stock options, the transaction should generally be treated as if the withheld shares had been sold in a disqualifying disposition after exercise of the option, so that the optionee will realize ordinary income with respect to such shares. The shares paid for by the withheld shares should be treated as having been received upon exercise of an incentive stock option, with the tax consequences described above. However, the Internal Revenue Service has not ruled on the tax treatment of shares received on exercise of an incentive stock option where the option exercise price is paid with withheld shares.

        Non-Qualified Stock Options. The grant of a non-qualified stock option will not be a taxable event for the optionee or CIENA. Upon exercising a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise (except that, if the optionee is subject to certain restrictions imposed by the securities laws, the measurement date will be deferred, unless the optionee makes a special tax election within 30 days after exercise). Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified stock option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

        If the employer corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income. Under Section 162(m) of the Code, if the optionee is one of certain specified executive officers, then, unless certain exceptions apply, the employer is not entitled to deduct compensation with respect to the optionee, including compensation related to the exercise of shares options, to the extent such compensation in the aggregate exceeds $1.0 million for the taxable year. The options are intended to comply with the exception to Section 162(m) for "performance-based" compensation.

        If the optionee surrenders Common Stock in payment of part or all of the exercise price for non-qualified stock options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive stock option) and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income. The optionee's basis in the additional shares will be equal to the amount included in the optionee's income.

        If, pursuant to an option agreement, CIENA withholds shares in payment of the option price for non-qualified stock options or in payment of tax withholding, the transaction should generally be treated as if the withheld shares had been sold for an amount equal to the exercise price after exercise of the option.


        The Board of Directors believes that approval of the Third Amended and Restated Plan is in the best interests of all stockholders and, accordingly, recommends a vote FOR Proposal 2. Your proxy will be so voted unless you specify otherwise.


                                   PROPOSAL 3

 Adoption of and Amendment to the CIENA Corporation Third Amended and Restated 1994 Stock Option Plan (or if that Plan is Not Adopted, the Second Amended and
  Restated 1994 Stock Option Plan) to Add a Provision That Will Automatically Increase the Number of Shares Reserved Under the Plan by 0.75% of the Issued and Outstanding Common Stock of the Corporation on the Last Day of Each Fiscal Year
                   Beginning with 2001 and Ending with 2004.

        The Board of Directors has approved, subject to stockholder approval, the CIENA Corporation Third Amended and Restated 1994 Stock Option Plan (the "Third Amended and Restated Plan"). The terms and conditions of the Third Amended and Restated Plan are described above in Proposal 2.

        The Board of Directors is also proposing for stockholder approval an amendment to the number of shares of Common Stock reserved for issuance under the Third Amended and Restated Plan, or, if that Plan is not adopted by stockholders, the existing Second Amended and Restated 1994 Stock Option Plan. This amendment, which the Board of Directors approved on January 17, 2001, provides that the number of shares of Common Stock available for grant under the relevant Plan shall be the sum of the number of shares reserved under the Plan, plus an additional three quarters of one percent (0.75%) of the number of issued and outstanding shares of Common Stock (but not including increases resulting from the issuance of shares under the Plan) on the last day of each fiscal year beginning with 2001 and ending with 2004. The Board of Directors believes that this amendment is necessary to make sure that an adequate supply of shares of Common Stock is available for grants of options for the purpose of retaining, incentivizing and attracting employees to CIENA.

        The Board of Directors has considered CIENA's past option granting practices and CIENA's future hiring needs in determining the proper amount by which to increase the pool of reserved shares and has determined that a three quarters of one percent (0.75%) per year increase over four years is appropriate and in the best interests of CIENA and its stockholders.


        The Board of Directors believes that approval of the amendment to the Third Amended and Restated Plan (or, if relevant, the Second Amended and Restated Stock Option Plan) is in the best interests of all stockholders and, accordingly, recommends a vote FOR Proposal 3. Your proxy will be so voted unless you specify otherwise.

                                   PROPOSAL 4

    Adoption of Amendment to the Corporation's Third Restated Certificate of Incorporation to Increase the Number of Shares of Common Stock Authorized for
           Issuance Thereunder from 460,000,000 to 980,000,000 shares

        The Board of Directors of the Corporation has approved, declares it advisable and in the best interests of the Corporation and its stockholders, and recommends that Article FOURTH of the Corporation's Third Restated Certificate of Incorporation, as amended (the "Charter"), be amended to increase the authorized shares of Common Stock from 460,000,000 to 980,000,000. The text of the Amendment is as follows:

               FOURTH: The Corporation shall have the authority to issue two (2) classes of shares to be designated respectively "Preferred Stock" and "Common Stock." The total number of shares of stock that the Corporation shall have the authority to issue is One Billion (1,000,000,000) shares of capital stock, par value $0.01 per share. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Twenty Million (20,000,000), par value $0.01 per share. The total number of shares of Common Stock which the Corporation shall have the authority to issue is Nine Hundred Eighty Million (980,000,000) shares, par value $0.01 per share.

        As of December 31, 2000, there were 287,413,695 shares of Common Stock outstanding. In addition, as of December 31, 2000, options to purchase 11,798,500 shares were outstanding under the 1994 Plan and the Second Amended and Restated Plan, options to purchase 399,998 shares were outstanding under the Directors Plan, options to purchase 15,581,631 shares were outstanding under the Non-Officer Plan and options to purchase an aggregate of 2,869,858 shares were outstanding under option plans assumed by the Corporation in connection with two acquisitions. Thus, at December 31, 2000, the Corporation had outstanding or reserved for issuance 30,649,987 shares of Common Stock.

        The authorization of a total of 980,000,000 shares of Common Stock would give the Board the express authority, without further action of the Corporation's stockholders, to issue such shares of Common Stock from time to time as the Board deems necessary or advisable. The Corporation expends substantial funds on research and development and other commercialization activities, including investment in complementary businesses, obtaining the rights to use complementary technologies, marketing activities and administrative support of these activities. The Board believes that having the additional shares authorized and available for issuance will allow the Corporation to have greater flexibility in considering potential future actions involving the issuance of stock which may be desirable or necessary to accommodate the Corporation's business plan, including capital raising transactions. In addition, the Board believes it is necessary to have the ability to issue such additional shares for general corporate purposes. Such general corporate uses of the additional authorized shares of Common Stock may include acquisition transactions, stock dividends or distributions, and distributions in connection with future issuances of Preferred Stock of the Corporation, stock options or warrants. In any case, the additional shares of Common Stock would be available for issuance by the Board without future action by the stockholders, unless such action were specifically required by applicable law or rules of any securities market on which the Corporation's securities may be traded. The Corporation has no current plans or proposals to issue any portion of the additional shares of Common Stock.

        Although the proposed increase in the authorized capital stock of the Corporation could be construed as having potential anti-takeover effects, neither the Board nor management of the Corporation views this proposal in that perspective. Nevertheless, the Corporation could use the additional shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Corporation by, for example, privately placing shares to purchasers who might side with the Board in opposing a hostile takeover bid. The Corporation is not aware of any such hostile takeover bid at this time. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Amended and Restated By-Laws of the Corporation or certain provisions of the Charter would not receive the requisite vote required. Such uses of the Common Stock could render more difficult or discourage an attempt to acquire control of the Corporation, if such transactions were opposed by the Board. Further, an issuance of additional shares by the Corporation could have the effect on the potential realizable value of a stockholder's investment in the Corporation. In the absence of a proportionate increase in the Corporation's earnings and book value, an increase in the aggregate number of outstanding shares of Common Stock would dilute the earnings per share and book value per share of all outstanding shares of the Corporation's Common Stock. The foregoing factors, if reflected in the price per share of Common Stock, could adversely affect the realizable value of a stockholder's investment in the Corporation.

        The Board of Directors believes that approval of the proposed amendment to the Corporation's Charter to increase the number of authorized shares of Common Stock from 460,000,00 shares to 980,000,000 shares is in the best interests of all stockholders and, accordingly, recommends a vote FOR Proposal
4. Your proxy will be so voted unless you specify otherwise.

                                Voting Procedures

        Shares can be voted only if the stockholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Directors are elected by a plurality of the affirmative votes cast by the stockholders present at the Meeting (in person or by proxy). Proposals 2, 3, and 4 must be approved by a majority of the shares of Common Stock voting for or against the Proposals at the Meeting. Unless otherwise indicated, executed proxies will be voted for Proposals 1 through 4.

        Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" are treated as votes against proposals presented to stockholders other than elections of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                              Stockholder Proposals

        All stockholder proposals intended to be presented at the 2002 Annual Meeting of the Corporation must be received by the Corporation not later than October 1, 2001 and must otherwise comply with the rules of the SEC for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting.

        SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Corporation's proxy statement with respect to discretionary voting. The discretionary voting deadline for the Corporation's 2002 annual meeting is December 17, 2001. If a stockholder gives notice of such a proposal after the discretionary voting deadline, the Corporation's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Corporation's 2002 annual meeting.

                 Certain Relationships and Related Transactions

        Judith O'Brien, a director of the Corporation, may be deemed to beneficially have an interest in 540,000 shares of Cyras Systems Inc. ("Cyras") Series A Preferred Stock though an interest in WSGR Investment Company 98B, an investment fund affiliated with her law firm. In the event that the merger of CIENA and Cyras, which was announced on December 19, 2000, is completed, she will receive CIENA stock in exchange for her Cyras stock.

        CIENA provides relocation and housing assistance packages to some of its executives. In September 2000 CIENA agreed to a relocation and housing assistance package with Ms. Elizabeth Perry, its Senior Vice President, Core Switching Division and Network Management Systems, that includes providing her a home at below market rental and granting Ms. Perry an option exercisable in 2004 to purchase the house at a reduced price.

             Section 16(a) Beneficial Ownership Reporting Compliance

        Perry Kamel filed one late Form 4 reporting a single transaction and Steve Chaddick filed one late Form 4 reporting a single transaction and one late Form 5 reporting a single transaction.

                                  Other Matters

        Management knows of no matters to be presented for action at the meeting other than those mentioned above. However, if any other matters properly come before the meeting, it is intended that the persons named in the Corporation's form of proxy will vote on such other matters in accordance with their judgment of the best interests of the Corporation.

                                         By Order of the Board of Directors

                                         /s/ Michael O. McCarthy III
                                         Michael O. McCarthy III
                                         Secretary

                                                                      APPENDIX 1

                                CIENA CORPORATION
                           THIRD AMENDED AND RESTATED
                             1994 STOCK OPTION PLAN

        1.      Establishment and Purpose.

                (a) Establishment. The CIENA Corporation Third Amended and Restated 1994 Employee Stock Option Plan (the "Plan") became effective January 17, 2001 upon the amendment and restatement of the CIENA Corporation Second Amended and Restated 1994 Employee Stock Option Plan.

                (b) Purpose. The purpose of the Plan is to attract, retain and reward persons providing services to Ciena Corporation, a Delaware corporation, and any successor corporation thereto (collectively referred to as the "Company"), and any present or future parent and/or subsidiary corporations of such corporation (all of which along with the Company being individually referred to as a "Participating Company" and collectively referred to as the "Participating Company Group"), and to motivate such persons to contribute to the growth and profits of the Participating Company Group in the future. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

        2.      Definitions:

                (a) "Date of Option Grant" shall mean the date set forth on the Notice of Grant of Stock Options attached hereto as Exhibit A annexed hereto and made a part hereof.

                (b) "Number of Option Shares" shall mean the number of shares of common stock of the Company set forth on Notice of Grant of Stock Options as adjusted from time to time pursuant to paragraph 14 below.

                (c) "Exercise Price" shall mean the price per share set forth on the Notice of Grant of Stock Option attached hereto as Exhibit A as adjusted from time to time pursuant to paragraph 14 below.

                (d)     "Initial Exercise Date" shall be the Initial Vesting
Date.

                (e) "Initial Vesting Date" shall be the last day of the calendar month in which occurs the date one (1) year after the date set forth on the Notice of Grant of Stock Options:

                (f) Determination of "Vested Percentage":



                                                                                           Vested Ratio
                                                                                           ------------
                      Prior to Initial Vesting Date                                              0

                      On Initial Vesting Date, provided the Optionee is                         25%
                      continuously employed by a Participating Company from
                      the Date of Option Grant until the Initial Vesting Date

                      Plus
                      ----
                      For each full month of the Optionee's continuous employment by a        2.084%
                      Participating Company from the Initial Vesting Date

                      In no event shall the Vested Percentage exceed 100%.

                (g) "Option Term Date" shall mean the date ten (10) years after the Date of Option Grant.

                (h) On any given date, the number of "Vested Shares" shall be equal to the number of Number of Option Shares multiplied by the Vested Percentage determined as of such date pursuant to paragraph 2(f) above and rounded down to the nearest whole share. On such date, the number of "Unvested Shares" shall be equal to the Number of Option Shares reduced by the number of Vested Shares as of such date.

                (i) As to any individual Option granted hereunder, the Board and/or Committee, referred to in Section 3(a) below, shall have authority under Sections 7, 12 and 21 of the Plan to include vesting provisions which result in a different Vested Percentage or Vested Ratio than are set forth in Section 2(f) above.

        3.      Administration.

                (a) Administration by Board and/or Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.

                (b) Options Authorized. Options may be either incentive stock options as defined in Section 422 of the Code ("Incentive Stock Options") or non-statutory stock options. Each option shall be designated as either an Incentive Stock Option or a non-statutory Stock Option on the Notice of Grant. In the absence of any designation, options granted hereunder shall be non-statutory Stock Options.

                (c) Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

                (d) Disinterested Administration. With respect to the participation in the Plan of officers or directors of the Company subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan shall be administered by the Board in compliance with the requirements of Rule 16b-3, as promulgated under the Exchange Act and amended from time to time or any successor rule or regulation ("Rule 16b-3") if and to the extent still applicable.

        4.      Eligibility.

                (a) Eligible Persons. Options may be granted only to employees (including officers) and directors of the Participating Company Group or to individuals who are rendering services as consultants, advisors, or other independent contractors to the Participating Company Group. The Board shall, in its sole discretion, determine which persons shall be granted Options (an "Optionee"). Eligible persons may be granted more than one (l) Option.

                (b) Restrictions on Option Grants. A director of a Participating Company may only be granted a nonstatutory stock option unless the director is also an employee of the Participating Company Group. An individual who is rendering services as a consultant, advisor, or other independent contractor may only be granted a non-statutory stock option.

        5. Shares Subject to Option. Options shall be for the purchase of shares of the authorized but unissued common stock or treasury shares of common stock of the Company (the "Stock"). The maximum number of shares of Stock which may be issued under the Plan shall be forty-six million one hundred thousand (46,100,000) shares. In the event that any outstanding Option for any reason expires or is terminated or canceled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option or such repurchased shares may again be subject to an Option grant. Notwithstanding the foregoing any such shares shall be made subject to a new Option only if the grant of such new Option and the issuance of such shares pursuant to such new Option would not cause the Plan or any Option granted under the Plan to contravene Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, the maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for an Option granted under the Plan is two million (2,000,000) per year. Each of the limits on the number of shares that may be issued or awarded under the Plan contained in this section 5 is subject to adjustment as provided in paragraph 14 below.

        6. Time for Granting Options. All Options shall be granted, if at all, within ten (10) years of January 17, 2001.

        7. Terms Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the exercise price of the Option, the timing and terms of exercisability and vesting of the Option, the time of expiration of the Option, the effect of the Optionee's termination of employment or service, whether the Option is to be treated as an Incentive Stock Option or as a non-statutory stock option, the method for satisfaction of any tax withholding obligation arising in connection with Option, including by the withholding or delivery of shares of stock, and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written notices specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, which notices may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

                (a) Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the exercise price per share for an Option shall be not less than the fair market value, as determined by the closing price of the Company's common stock on the previous day, of a share of Stock on the date of the granting of the Option and
(ii) no Incentive Stock Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code (a "Ten Percent Owner Optionee") shall have an exercise price per share less than one hundred ten percent (110%) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a non-statutory stock option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of Section 424(a) of the Code.

                (b) Exercise Period of Options. The Board shall have the power to set, including by amendment of an Option, the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted, and (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted.

                (c) Right to Exercise. The Option shall be first exercisable on and after the Initial Vesting Date, and then only to the extent vested. Notwithstanding the foregoing, the Option may be exercised only in multiples of twenty-five (25) shares unless all shares subject to the Option are being exercised; provided, however, that the foregoing restriction shall not apply so as to prevent an exercise (i) following the Optionee's termination of employment as set forth in paragraph 10 below or (ii) during the thirty (30) day periods immediately preceding and following a Transfer of Control as defined in paragraph 15 below.

                (d) Method of Exercise. Exercise of the Option must be by written notice to the Company which must state the election to exercise the Option, the number of shares for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of the Plan. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, or by confirmed facsimile transmission, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in paragraph 9 below, accompanied by
(i) full payment of the exercise price for the number of shares being purchased and (ii) an executed copy, if required herein, of the then current forms of escrow and security agreements referenced below.

                (e)     Payment of Exercise Price.

                        (i) Forms of Payment Authorized. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (1) in cash, by check, or cash equivalent, (2) by tender to the Company of shares of the Company's stock owned by the Optionee having a fair market value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the exercise price, (3) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), or (4) by any combination thereof. The Board may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price and/or which otherwise restrict one or more forms of consideration.

                        (ii) Tender of Company Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of the Company's stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company's stock or, if in the opinion of Company counsel, might impair the ability of purchasers of stock from the Company from taking full advantage of the provisions of Section 1202 of the Code relating to capital gains treatment of stock issued by the Company. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of the Company's stock unless such shares of the Company's stock either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                        (iii) Assignment of Proceeds of Sale. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise.

                (f) Tax Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee by accepting the grant of the Option shall be considered to have authorized payroll withholding and otherwise agreed to make adequate provision for foreign, federal and state tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option,
(ii) the transfer, in whole or in part, of any shares acquired on exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired on exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the Company's withholding obligations are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested and the Company shall have no obligation to issue a certificate for such shares.

                (g) Certificate Registration. Except in the event the exercise price is paid by Immediate Sales Proceeds, the certificate or certificates for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.

                (h) Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISABLE UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. Questions concerning this restriction should be directed to the Chief Financial Officer or the General Counsel of the Company. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

                (i) Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

        8. Non-Transferability of the Option; Non-Alienation of Benefits. The Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent unexercised and exercisable by the Optionee on the date of death, may be exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

               Except with the prior written consent of the Company, subject to the foregoing, or as otherwise provided herein, no right or benefit under this Option Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same without such consent, if applicable, shall be void. Except with such consent, no right or benefit under this Option Plan shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. Except to the extent previously approved by the Company in writing, or as otherwise provided herein, if the Optionee should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder, then such right or benefit shall cease and terminate, and in such event, the Company may hold or apply the same or any part thereof for the benefit of the Optionee, the Optionee's spouse, children or other dependents, or any of them, in such manner and in such proportion as the Company may in its sole determination deem proper.

        9. Termination of the Option. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Term Date as defined above, (b) the last date for exercising the Option following termination of employment as described in paragraph 10 below, or (c) a Transfer of Control to the extent provided in paragraph 15 below.

        10.     Termination of Employment.

                (a) Termination Other Than by Death or Disability. Except as otherwise provided below, if the Optionee ceases to be an employee of the Participating Company Group for any reason, except death or disability within the meaning of section 422(c) of the Code, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee within thirty (30) days after the date on which the Optionee's employment terminated, but in any event no later than the Option Term date.

                (b) Termination by Death or Disability. Except as otherwise provided below, if the Optionee's employment with the Company is terminated because of the death or disability of the Optionee within the meaning of section 422(c) of the Code, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of twelve (12) months from the date on which the Optionee's employment terminated, but in any event no later than the Option Term Date. The Optionee's employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee's termination of employment.

                (c) Limitations on Exercise After Termination. Except as provided in this paragraph 10, the Option shall terminate and may not be exercised after the Optionee ceases to be an employee of the Participating Company Group. Furthermore, the Board may at any time after the Optionee's termination of employment cancel the Option with respect to all or a portion of the shares otherwise remaining exercisable under the Option, if the Company finds or has found that the Optionee:

                        (i) Engaged in willful, deliberate or gross misconduct toward the Company;



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



                        (ii) Has violated the terms of any confidentiality agreement or obligation between the Optionee and the Company; or

                        (iii) Has accepted employment with an entity which the Company determines is in a business that could result in compromising any confidentiality agreement or obligation between the Optionee and the Company.

                (d) Employee and Termination of Employment Defined. For purposes of this paragraph 10, the term "employee" shall mean any person, including officers and directors, employed by a Participating Company or performing services for a Participating Company as a director, consultant, advisor or other independent contractor. For purposes of this paragraph 10, the Optionee's employment shall be deemed to have terminated if the Optionee ceases to be employed by a Participating Company (whether upon an actual termination of employment or upon the Optionee's employer ceasing to be a Participating Company). The Optionee's employment shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee serves as an employee, provided that there is no interruption or termination of the Optionee's service as an employee.

                (e) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth above is prevented by the provisions of paragraph 7(h) above, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Term Date.

                (f) Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth above would subject the Optionee to suit under
Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of employment, or (iii) the Option Term Date.

               (g) Leave of Absence. For purposes hereof, the Optionee's employment with the Participating Company Group shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Optionee's employment shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Optionee's right to reemployment with the Participating Company Group remains guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company (or required by law) a leave of absence shall not be treated as employment for purposes of determining the Optionee's Vested Percentage.

        11.     Standard Forms of Stock Options.

                (a) Incentive Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth herein.

                (b) Non-statutory Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as a "Non-statutory Stock Option" shall comply with and be subject to the terms and conditions set forth herein.

                (c) Standard Term for Options. Unless otherwise provided for by the Board in the grant of an Option, any Option granted hereunder shall be exercisable for a term of ten (10) years.

        12. Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of an individual stock option grant either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms of Notice of Grant: provided, however, that the terms and conditions of such revised or amended standard form or forms shall be in accordance with the terms of the Plan. In addition, any limitation on the vesting of an Option contained in the Option may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Date of Option Grant of such Option, so as to accelerate the time at which the Option may be exercised.

        13. Fair Market Value Limitation. To the extent that the aggregate fair market value (determined at the time the Option is granted) of stock with respect to which Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Company, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as non-statutory stock options. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

        14. Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or like change in the capital structure of the Company.

        In the event a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control (as defined below)) shares of another corporation (the "New Shares"), the Company may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares and the exercise price of the outstanding Options shall be adjusted in a fair and equitable manner.

        15. Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Company.

                (a) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Acquiring Corporation as defined below after such sale or exchange;

                (b) a merger or consolidation where the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Acquiring Corporation as defined below after such merger or consolidation;

                (c) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one (1) or more subsidiary corporations (as defined in paragraph 1 above) of the Company); or

                (d)     a liquidation or dissolution of the Company.

        Each Optionee shall be credited, as of the proposed effective date of a Transfer of Control, and if still employed by the Company on the date such Transfer of Control is consummated, with twelve (12) full months of additional vesting of the shares subject to his/her Option.

        Furthermore, in the event of a Transfer of Control, the surviving, continuing successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under outstanding stock option agreements or substitute options for the Acquiring Corporation's stock for such outstanding Options. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Options in connection with the Transfer of Control, any unexercisable and/or unvested shares subject to such outstanding stock option agreements shall be immediately exercisable and fully vested as of the date thirty (30) days prior to the proposed effective date of the Transfer of Control. The exercise and/or vesting of any Option that was permissible solely by reason of this paragraph 15 shall be conditioned upon the consummation of the Transfer of Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

        16. Rights as a Stockholder or Employee. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in paragraph 14 above. Nothing in the Option shall confer upon the Optionee any right to continue in the employ of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee's employment at any time.

        17. Stock Dividends Subject to Plan. If, from time to time, there is any stock dividend, stock split, or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of the Plan, then in such event any and all new, substituted or additional securities to which the Optionee is entitled by reason of the Optionee's ownership of the shares acquired upon exercise of the Option shall be immediately subject to any security interest held by the Company with the same force and effect as the shares subject to such security interest immediately before such event.

        18. Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of the Plan. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this paragraph.

        19. Provision of Information. Each Optionee shall be given access to information concerning the Company equivalent to that information made available to the Company's common stockholders generally.

        20. Options Non-Transferable. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

        21. Termination or Amendment of Plan or Options. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan or any Option at any time; provided, however, that without the approval of the Company's stockholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 14 above), (b) no change in the class eligible to receive Incentive Stock Options and (c) no expansion in the class eligible to receive non-statutory stock options. In addition to the foregoing, the approval of the Company's stockholders shall be sought for any amendment to the Plan for which the Board deems stockholder approval necessary in order to comply with Rule 16b-3. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option. Notwithstanding the first sentence of this Section 21, Options granted under the Plan on or after January 17, 2001 may not, without the approval of the Company's stockholders, be repriced to lower the exercise prices of the Options, or be replaced by Options with lower exercise prices.

        IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing CIENA Corporation Third Amended and Restated 1994 Stock Option Plan was duly adopted by the Board of Directors of the Company on the 17th day of January, 2001.


                                            /s/ Michael O. McCarthy III
                                            ----------------------------
                                            Michael O. McCarthy III, Secretary

                                    EXHIBIT A
                         NOTICE OF GRANT OF STOCK OPTION

                                                                      APPENDIX 2


                                CIENA CORPORATION
                             AUDIT COMMITTEE CHARTER



MISSION

The Audit Committee (the "Committee") is a committee of the Company's Board of Directors (the "Board"). Its mission is to assist the Board in fulfilling its oversight responsibilities by assessing and monitoring the Company's financial information, potential financial, legal and regulatory exposures, systems of internal controls and the independent audit process.

MEMBERSHIP

Membership of the Committee shall consist of at least three independent outside Directors (including a Committee Chairman) who shall be designated by the Board of Directors. The duties and responsibilities of a member of the Committee are in addition to those duties assumed as a member of the Board of Directors. Diligence should be used so that one of the independent members of the Audit Committee should have a financial/accounting background and be knowledgeable of the Company's business, operations and inherent risk.

MEETINGS

The Committee shall meet at least four times per year (usually in conjunction with regularly scheduled meetings of the Board of Directors) and shall maintain minutes of each meeting. In addition to the members of the Committee, the Company's Chief Executive Officer, Chief Financial Officer and the Company's independent public accountants shall normally attend all regular meetings of the Committee. Other persons may be invited to attend as appropriate. During each of the regular meetings, at the request of the Committee Chairman, the Committee members may meet separately with the Company's independent public accountants with no members of management present. The Committee shall report to the Board on the major items covered at each Committee meeting and shall make recommendations to the Board and management as appropriate.

PRIMARY RESPONSIBILITIES

- Facilitate communication between the independent public accountants and the Board.

- Periodically review the accounting principles, policies and practices followed by the Company in accounting for and reporting its business activities. In addition, review compliance with these items as well as significant proposed changes.

- Ensure that the Company fulfills its responsibilities for the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and SEC regulations (and those of other countries as appropriate) including review of all press releases containing financial results, periodic financial reports (including 10Qs, 10Ks, annual reports), proxy materials and any other public documents containing Company financials.

- Review legal, environmental and regulatory matters that may have a material impact on the Company's financial statements or operations.

- Ensure that the Company maintains adequate systems of internal controls encompassing management information systems, computer systems, security, disaster recovery and a code of business conduct. In addition, review compliance with these controls as well as significant proposed changes.

- Assess with management and the independent public accountants significant risks and exposures and evaluate measures management has implemented to reduce such risks.

- Review with the Company's Chief Financial Officer and the independent public accountants the audit scope and audit plan of the independent public accountants.

- Review with management and the independent public accountants at the completions of the annual audit:

        -       The Company's annual financial statements and related footnotes.

        - The independent public accountant's audit of the Company's financial statements and the report thereon including recommended changes in reporting policies or internal controls.

        - Any significant changes required in the independent public accountant's audit plan.

        - Any significant difficulties or disputes with management during the course of the audit.

        - Other matters related to the audit which are to be communicated to the Committee under generally accepted auditing standards.

- Review with the Board of Directors the results of the annual audit including the scope, effectiveness and cost of the audit. In addition, recommend changing the accounting firm retained by the Company if necessary.

- Review, confirm and assure the independence of the independent accountants by reviewing non-audit services performed by external accountants.

- Review the cost of audit and non-audit services performed by the independent accountants.

- Discuss with the Chief Financial Officer and the independent accountants their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

- Inquire as to the independent accountant's independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

- Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

-       Periodically review and update the Committee's charter.

- The Committee shall perform such other functions as assigned by law, the Company's charter or bylaws or the Board of Directors. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation.

                                    PROXY

                              CIENA CORPORATION
             Proxy Solicited on behalf of the Board of Directors
           Annual Meeting of Stockholders to be held March 12, 2001

        The undersigned hereby appoints Patrick H. Nettles, Joseph R. Chinnici and Michael O. McCarthy III, or any of them, the proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of CIENA Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held March 12, 2001, or any adjournment thereof, as follows:

1. Election of three Directors by all Stockholders

      |_| FOR all nominees listed below      |_| WITHHOLD AUTHORITY to
          except as marked to the contrary       vote for all nominees
                                                 listed below

      Lawton W. Fitt, Patrick H. Nettles, Ph.D. and John R. Dillon

      (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below):
--------------------------------------------------------------------------------
2. Proposal to approve the CIENA Corporation Third Amended and Restated 1994 Stock Option Plan to increase the number of options authorized for issuance thereunder from 40,100,000 to 46,100,000 and to make certain other changes, including eliminating the ability of the Board of Directors to reprice options granted after January 17, 2001.


|_| FOR                  |_| AGAINST             |_| ABSTAIN

3. Proposal to amend the CIENA Corporation Third Amended and Restated 1994 Stock Option Plan (or, if Proposal 2 is not adopted, the CIENA Corporation Second Amended and Restated 1994 Stock Option Plan) to add a provision that will automatically increase the number of shares reserved under the Plan by 0.75% of the issued and outstanding Common Stock of the Corporation on the last day of each fiscal year beginning with 2001 and ending with 2004.

      |_| FOR                  |_| AGAINST             |_| ABSTAIN

4. Proposal to amend the Corporation's Third Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder from 460,000,000 shares to 980,000,000 shares.

      |_| FOR                  |_| AGAINST             |_| ABSTAIN

5. The proxies are authorized to vote in their discretion on any other matters which may properly come before the Annual Meeting to the extent set forth in the proxy statement.

  The Board of Directors recommends a vote "FOR" each of the listed proposals.

      PLACE AN "X" HERE IF YOU PLAN TO VOTE YOUR SHARES AT THE MEETING. |_| Execute proxy exactly as your name appears on this form. If stock is registered in more than one name, each joint holder should sign. When signing as trustee, executor or other fiduciary, please so indicate:

-------------------       -------------------------------       ----
Signature of holder       Signature of co-holder (if any)       Date